GEHL COMPANY
                           2000 EQUITY INCENTIVE PLAN

                             STOCK OPTION AGREEMENT
                           FOR NON-EMPLOYEE DIRECTORS



          THIS AGREEMENT, dated as of this _____ day of ________________, ____, by and between Gehl Company, a Wisconsin corporation (the "Company"), and _________________ (the "Optionee").

                              W I T N E S S E T H :

          WHEREAS,  the  Company  has  adopted  the  Gehl  Company  2000  Equity
Incentive Plan (the "Plan"), the terms of which, to the extent not stated herein, are specifically incorporated by reference in this Agreement; and

          WHEREAS, the Plan authorizes the automatic grant of options to purchase shares of the Company's Common Stock, $.10 par value (the "Common Stock"), to members of the Company's Board of Directors who are not employees of the Company or any affiliate of the Company (a "Non-Employee Director"); and

          WHEREAS, the Optionee is now a Non-Employee Director, and the Company desires him to continue as a member of the Company's Board of Directors and to secure or increase his stock ownership in the Company as an added incentive for him to continue his association with the Company.

          NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

          1. Grant of Option. Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants to the Optionee an option (the "Option") to purchase from the Company all or any part of the aggregate amount of 2,000 shares of Common Stock (the "Optioned Shares"). The Option is intended to constitute a non-qualified stock option and shall not be treated as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or any successor provision thereto.

          2. Option Price. The per share exercise price to be paid for the Optioned Shares shall be $_____.

          3. Exercisability and Termination of Option. The Option may be exercised by the Optionee only in accordance with the following schedule:

                                       Cumulative Percentage of Shares Subject
                                          to Option Which May be Purchased
   Elapsed Period of Time              (which number of shares shall be rounded
After Date Option is Granted              down to the nearest whole number)
----------------------------           ----------------------------------------

    Less than One (1) Year                                  0%
    One (1) Year                                       33-1/3%
    Two (2) Years                                      66-2/3%
    Three (3) Years                                       100%


Notwithstanding the foregoing schedule, if the Optionee ceases to be a director of the Company by reason of death, disability or retirement prior to ______________, ____, or in the event of a Change of Control of the Company (as defined in the Plan) prior to ______________, ____, the Option shall become immediately exercisable in full. The Option shall terminate on the earlier of:
(i) _______________, ____; or (ii) twelve months after the Optionee ceases to be a director of the Company for any reason, including as a result of the Optionee's death, disability or retirement.

          4. Manner of Exercise and Payment. Subject to the provisions of Paragraph 3 hereof and the Plan, the Option may be exercised in full at any time or in part from time to time by delivery to the Secretary of the Company at the Company's principal office in West Bend, Wisconsin, of a written notice of exercise specifying the number of shares with respect to which the Option is being exercised. The notice of exercise must be accompanied by payment in full of the exercise price of the shares being purchased: (i) in cash or its equivalent; (ii) by tendering previously acquired shares of Common Stock (valued at their "market value" as of the date of exercise, as determined in the manner provided in Section 6(b)(iv) of the Plan); or (iii) by any combination of the means of payment set forth in subparagraphs (i) and (ii). For purposes of subparagraphs (ii) and (iii) above, the term "previously acquired shares of Common Stock" shall only include shares of Common Stock owned by the Optionee at least six months prior to the exercise of the Option for which payment is being made and shall not in any event include shares of Common Stock which are being acquired pursuant to the exercise of the Option. No shares shall be issued until full payment therefor has been made.

          5. Nontransferability of the Option. The Option shall not be transferable by the Optionee other than by will or the laws of descent and distribution; provided, however, that the Optionee shall be entitled, in the manner provided in Paragraph 6 hereof, to designate a beneficiary to exercise his rights, and to receive any shares of Common Stock issuable, with respect to the Option upon the death of the Optionee. The Option may be exercised during the lifetime of the Optionee only by the Optionee or, if permitted by applicable law, the Optionee's guardian or legal



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


representative.

          6.  Designation of  Beneficiary.

              (a) The person whose name appears on the signature page hereof after the caption "Beneficiary" or any successor designated by the Optionee in accordance herewith (the person who is the Optionee's beneficiary at the time of his death herein referred to as the "Beneficiary") shall be entitled to exercise the Option, to the extent it is exercisable, after the death of the Optionee. The Optionee may from time to time revoke or change his Beneficiary without the consent of any prior Beneficiary by filing a new designation with the Compensation and Benefits Committee of the Board of Directors of the Company or such other committee of the Board which shall have been designated to administer the Plan (the "Committee"). The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Optionee's death, and in no event shall any designation be effective as of a date prior to such receipt.

              (b) If no such Beneficiary designation is in effect at the time of the Optionee's death, or if no designated Beneficiary survives the Optionee or if such designation conflicts with law, the Optionee's estate shall be entitled to exercise the Option, to the extent it is exercisable after the death of the Optionee. If the Committee is in doubt as to the right of any person to exercise the Option, the Company may refuse to recognize such exercise, without liability for any interest or dividends on the Optioned Shares, until the Committee determines the person entitled to exercise the Option, or the Company may apply to any court of appropriate jurisdiction and such application shall be a complete discharge of the liability of the Company therefor.

          7. Capital Adjustments Affecting the Common Stock. The number of Optioned Shares subject hereto and the related per share exercise price shall be subject to adjustment in accordance with Section 4(b) of the Plan.

          8. Transfer Restrictions. The shares to be acquired upon exercise of the Option may not be sold or otherwise disposed of except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or in a transaction which, in the opinion of counsel for the Company, is exempt from registration under said Act.

          9. Status of Optionee. The Optionee shall have no rights as a shareholder with respect to shares covered by the Option until the date of issuance of stock certificates to the Optionee and only after such shares are fully paid. The Option shall not confer upon the Optionee the right to continue as a director of the Company.



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




          10. Interpretation by Committee. As a condition of the granting of the Option, the Optionee agrees, for himself and his personal representatives, that this Agreement shall be interpreted by the Committee and that, subject to the express terms of the Plan, any interpretation by the Committee of the terms of this Agreement and any determination made by the Committee pursuant to this Agreement shall be final, binding and conclusive.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officers, and the Optionee has hereunto affixed his hand as to the day and year first above written.

                                      GEHL COMPANY


                                      By:
                                         ---------------------------------------


                                      Attest:
                                             -----------------------------------



                                                                      , Optionee
                                      --------------------------------


                                      Beneficiary:
                                                  ------------------------------

                                      Address of Beneficiary:
                                                             -------------------

                                      ------------------------------------------


                                      Beneficiary's Tax Identification/
                                      Social Security No.:
                                                          ----------------------


scb/options/diragre2



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